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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 22, 1997, which appears on page 21 of the Company's Annual Report on Form 10-K for the year ended March 31, 1997.

/s/ Price Waterhouse LLP
------------------------
Price Waterhouse LLP
Boston, Massachusetts
March 6, 1998